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                                                                   EXHIBIT 10.25

                            BAYAREA MULTIMEDIA, INC.
                     333 West Santa Clara Street, Suite 930
                           San Jose, California 95113

December 26, 2000


COMERICA BANK-CALIFORNIA
333 West Santa Clara Street
San Jose, CA 95113
Attn: Stephen Moore

Re:     Money Market Account No. 1891392944

Gentlemen:

In connection with certain financing transactions between BayArea Multimedia, Inc., a California corporation, ("Borrower") and Comerica Bank-California ("Bank") a deposit in the amount of One Million and 00/100 Dollars ($1,000,000.00) will be maintained with Bank in money market account no. 1891392944 (the "Money Market Account") at Bank's San Jose office.

Borrower hereby irrevocably assigns, pledges and grants a lien on and security interest to Bank in the Money Market Account, all funds deposited from time to time in the Money Market Account, all interest earned on the Money Market Account, and all proceeds thereof. The Money Market Account shall remain under Bank's sole dominion and control. Borrower further agrees that no funds shall be returned to Borrower until all of Borrower's obligations to Bank, set forth in the Loan & Security Agreement (Accounts and Inventory) dated November 13, 2000 by and between Bank and Borrower (the "Loan Agreement"), have been satisfied in full.

In order to ensure the right and authority of Bank to sign on behalf of Borrower or take any action in the name of Borrower, Borrower hereby irrevocably appoints Bank Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower, or any of them, from time to time in Bank's discretion, to take any action and execute any instrument, document, receipt or other agreement which Bank may deed necessary or advisable to accomplish the purposes of this letter agreement including the exercise of any withdrawal or control of the Money Market Account. This power of attorney is coupled with an interest and is irrevocable.

By signing this Agreement, Bank and Borrower agree:

        1. That the Money Market Account shall be maintained solely for the benefit of Bank and shall be subject to written instructions only from an officer of Bank; and

        2. That the Money Market Account is to be a blocked account and that no withdrawals (other than the exercise of Bank's rights) may be made from the Money Market Account without the prior written consent of Bank.

Borrower represents and warrants that Borrower owns the Money Market Account, free and clear of any other lien, security interest, or encumbrances whatsoever.
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COMERICA BANK-CALIFORNIA
Attn: Stephen Moore
December 27, 2000
Page 2



This Agreement shall be governed by and construed in accordance with the laws of the State of California. In the event any action is commenced in connection with the enforcement of the terms of this letter agreement, the prevailing party shall be entitled to costs and expenses, including reasonable attorneys' fees.

Borrower agrees that on occurrence of any of the events specified in Section 7 of the Loan Agreement, Bank may collect and realize upon all funds in the Money Market Account, without demand or prior notice to Borrower.

The parties hereto further agree that none of the terms and provisions contained herein may be waived, altered, modified, or amended except by an agreement in writing executed by each of the parties hereto.


BAYAREA MULTIMEDIA, INC.


By: /s/ RAY MUSCI
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Its:  President
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COMERICA BANK-CALIFORNIA


By: /s/ DAVID JACKSON
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Its:  Vice President
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